Exhibit 10.9

Execution Version

SUPPLEMENT NO. 1 TO GUARANTY AGREEMENT

This SUPPLEMENT NO. 1 TO GUARANTY AGREEMENT, dated as of May 4, 2021
(this “Supplement”), by Crimson Midstream I Corporation, a Delaware corporation and Crimson Midstream Services, LLC, a Delaware limited liability company in favor of Wells Fargo Bank, National Association, as administrative agent for the ratable benefit of itself and the Secured Parties (as defined below).

PRELIMINARY STATEMENTS

A.Reference is made to that certain Amended and Restated Credit Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”) Corridor MoGas, Inc., a Delaware corporation (“Corridor MoGas” and, along with Crimson Operating, each a “Borrower” and collectively the “Borrowers”) , the guarantors party thereto from time to time, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swingline lender (in such capacity, the “Swingline Lender”) and as issuing bank (in such capacity, the “Issuing Bank”), and the other parties from time to time party thereto.

B.In connection with the Credit Agreement, the Borrowers and certain other Guarantors entered into that certain Amended and Restated Guaranty Agreement dated as of February 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), by and among, the Borrowers, the other Guarantors party thereto from time to time, and the Administrative Agent for the ratable benefit of itself and the Secured Parties.

C.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or Guaranty Agreement, as applicable.

D.The Guarantors have entered into the Guaranty Agreement in order to, among other things, induce the Lenders to make Advances, the Swingline Lenders to make Swingline Loans and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary (other than an Unrestricted Subsidiary or a Regulated Subsidiary) of the Borrowers that was not a Subsidiary of the Borrowers on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor. The undersigned (each, a “New Guarantor”) are executing this Supplement in accordance with the requirements of the Credit Agreement to become Guarantors under the Guaranty Agreement in order to, among other things, induce the Lenders to make additional Advances and the Issuing Bank to issue, extend and renew Letters of Credit under the Credit Agreement and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1. Each New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties under the Guaranty Agreement are true and correct as to such New Guarantor on and as of the date hereof in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects). Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include each New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms·(subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in the Guaranty Agreement. All communications and notices hereunder to each New Guarantor shall be given to it at the address set forth under its signature hereto.

SECTION 6. The terms and conditions of Sections 13, 16, 17 and 19 of the Guaranty Agreement shall be incorporated into this Supplement, mutatis mutandi.

Supplement No. 1 to Amended and Restated Guaranty Agreement

IN WITNESS WHEREOF, each New Guarantor has duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

CRIMSON MIDSTREAM I CORPORATION, a
Delaware corporation

By:     /s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

Address: 1801 California St., Suite 3600
Denver, Colorado 80202

CRIMSON MIDSTREAM SERVICES, LLC, a
Delaware limited liability company

By:     /s/ Robert Waldron
Name: Robert Waldron
Title: Chief Financial Officer

Address: 1801 California St., Suite 3600
Denver, Colorado 80202

Supplement No. I to Amended and Restated Guaranty Agreement